EXHIBIT 10.20

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AMERICAN ACHIEVEMENT CORPORATION

October 21, 2004

Mr. David Fiore

American Achievement Corporation

7211 Circle S Road

Austin, TX 78745

Re: Employment Agreement Amendment

Dear David:

Reference is made to your employment agreement with the Company, originally dated as of July 13, 1999, as amended and in effect on the date hereof (the “Agreement”). Please be advised that the period ending thirty days after the six month anniversary of a Change of Control referenced in Section 7.7(a) of the Agreement is hereby extended to expire on December 31, 2004. All other provisions of the Agreement will continue in effect pursuant to their terms. Terms used herein and not otherwise defined have the meanings set forth in the Agreement.

If you are in agreement with the foregoing, please sign and return one copy of this Agreement, it being understood that all counterpart copies will constitute but one agreement with respect to the subject matter of this letter.

Very truly yours,

American Achievement Corporation

By:	/s/ Mac La Follette
Name:	Mac La Follette
Title:	Managing Director

Accepted and agreed to as of the date hereof:

By:	/s/ David G. Fiore
David G. Fiore 10/22/04

7211 Circle S Road	Phone: 512-444-0571
Austin, TX 78745